  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2015

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-54377

Maryland	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2015, the Board of Directors of Griffin Capital Essential Asset REIT, Inc. (the "Registrant") appointed Michael J. Escalante, age 54, to serve as President. Mr. Escalante previously served as the Registrant's Vice President and Chief Investment Officer. In connection with the appointment of Mr. Escalante as President, the Registrant's Board of Directors appointed David C. Rupert, age 58, to serve as Executive Vice President.
Mr. Escalante will remain as the Registrant's Chief Investment Officer, and has held this position since August 2008. Mr. Escalante also served as the Registrant's Vice President from August 2008 through June 2015. Mr. Escalante also serves as President of Griffin Capital Essential Asset REIT II, Inc. ("GCEAR II"), a publicly-registered non-traded REIT sponsored by the Registrant's sponsor, a position he has held since November 2013. In addition, Mr. Escalante is Chief Investment Officer of the Registrant's advisor and has served as Chief Investment Officer of the Registrant's sponsor since June 2006, where he is responsible for overseeing all acquisition and disposition activities.
Mr. Escalante has more than 25 years of real estate related investment experience and is responsible for over $6 billion of commercial real estate transactions throughout the United States. Prior to joining Registrant's sponsor in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005. From 1997 through March 2005, Mr. Escalante served as Executive Vice President - Capital Transactions and Portfolio Management at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs. In addition, from 1987 through 1997, Mr. Escalante held various acquisitions, asset management, and portfolio management positions with the Yarmouth Group, an international investment advisor.
Mr. Rupert served as the Registrant's President from July 2012 through June 2015. Mr. Rupert also serves as Executive Vice President of GCEAR II, a position he has held since November 2013; as Chief Executive Officer of Griffin-Benefit Street Partners BDC Corp., a publicly-registered non-traded business development company sponsored by the Registrant's sponsor, a position he has held since May 2014; and as President of the Registrant's sponsor, a position he has held since September 2010.
Mr. Rupert has more than 30 years of commercial real estate and finance experience and is responsible for over $9 billion of transactions across North America, Europe, Asia, and Australia. From July 2009 through August 2010, Mr. Rupert co-headed an opportunistic hotel fund in partnership with the The Olympia Companies and from March 2008 through June 2009, Mr. Rupert was a partner in a private equity firm focused on specialty real estate across Eastern Europe. In addition, from August 1999 through February 2008, Mr. Rupert served as Chief Operating Officer of the Registrant's sponsor. Prior to joining Registrant's sponsor in August 1999, Mr. Rupert served in numerous roles, including President of CB5, a real estate and restaurant development company, consultant to Lowe Enterprises, an institutional real estate management firm, and head of REIT underwriting at Salomon Brothers (currently Citigroup Inc.), an investment bank.
Item 5.07    Submission of Matters to a Vote of Security Holders
At the 2015 Annual Meeting of Stockholders of the Registrant (the "2015 Annual Meeting"), the following directors were each elected to serve as a director until the 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

	Votes For:	Votes Withheld:	Broker Non-Vote:
Kevin A. Shields	57,508,695	1,061,702	9,424,374
Gregory M. Cazel	57,448,770	1,121,627	9,424,374
Timothy J. Rohner	57,515,022	1,055,375	9,424,374

At the 2015 Annual Meeting, the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2015 was ratified by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Ratification of Appointment of Ernst & Young LLP	66,598,317	335,865	1,060,589

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: June 19, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Assistant Secretary